UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 29, 2012

LBI MEDIA HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

333-110122	05-0584918
(Commission File Number)	(IRS Employer Identification No.)

1845 West Empire Avenue Burbank, California	91504
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (818) 563-5722

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2 (b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On July 1, 2012, Liberman Broadcasting, Inc. (“Liberman Broadcasting”) and its subsidiaries, including LBI Media Holdings, Inc. (“Holdings”) and LBI Media, Inc. (collectively, the “Company”), appointed Blima Tuller Chief Financial Officer of the Company, effective immediately. Frederic T. Boyer, the Company’s former Chief Financial Officer, resigned from the Company on June 29, 2012 to pursue other opportunities.

Before joining the Company, Ms. Tuller, age 33, was at MRV Communications Inc., a publicly traded technology company, where she served as Vice President, Finance from 2009 to 2011 and as Director of Finance from 2008 to 2009. At MRV Communications Inc., Ms. Tuller was responsible for accounting, finance, internal controls, and SEC reporting. From 2006 to 2008, Ms. Tuller served as Vice President of Finance and Chief Accounting Officer of QPC Lasers, Inc., a start-up manufacturer and distributor of semiconductor lasers, where she was responsible for public company financial reporting and Sarbanes-Oxley compliance. Prior to joining QPC Lasers, Inc., Ms. Tuller was Vice President of Finance of Ameripath, Inc.’s Esoteric Division, an anatomic pathology laboratory and esoteric testing services provider, and served as Director of Finance and Director of Internal Audit of Specialty Laboratories, a clinical reference laboratory acquired by Ameripath, Inc., from 2003 to 2006. From 1998 to 2003, Ms. Tuller held a variety of positions at the public accounting firms of Arthur Andersen LLP and KPMG LLP. Ms. Tuller holds a Bachelor of Business Administration in Accounting from Cleveland State University.

In connection with Ms. Tuller’s appointment, Holdings entered into an employment agreement with Ms. Tuller on July 1, 2012 (the “Agreement”). The material terms of the Agreement are summarized below.

Term. The initial term of the Agreement commenced on July 1, 2012 and ends on June 30, 2013. Holdings has irrevocable options to extend the Agreement beyond its initial term for three (3) additional periods of one (1) year under the same terms and conditions, the first such period to commence on July 1, 2013. Holdings has agreed to give written notice to Ms. Tuller at least thirty (30) days prior to the expiration of the initial term or any extended term if it does not intend to extend the Agreement.

Base Salary. Ms. Tuller will receive an annual salary of $275,000 per year, less taxes and required withholdings. The annual rate of salary shall increase by three percent (3%) on July 1, 2013 and each July 1 thereafter if the Company does not send written notice to Ms. Tuller that it does not intend to extend the Agreement.

Discretionary Bonus. If Ms. Tuller has remained in the position of Chief Financial Officer until December 31, 2013 (or December 31 of any calendar year corresponding to an extended term) and Holdings determines in its sole and absolute discretion that Ms. Tuller has performed all material obligations under the Agreement, then Holdings may, without any obligation to do so, pay a discretionary bonus for such calendar year of up to $37,500, less taxes and required withholdings. If Ms. Tuller has remained in the position of Chief Financial Officer until December 31, 2013 (or December 31 of any calendar year corresponding to an extended term) and Holdings has achieved EBITDA goals established by Holdings in its sole discretion for such calendar year, then Holdings may, without any obligation to do so, pay a discretionary bonus for such calendar year of up to $37,500, less taxes and required withholdings. In addition, if Ms. Tuller has remained in the position of Chief Financial Officer (a) until December 31, 2012 and (b) from January 1, 2016 through June 30, 2016, then Holdings may, without any obligation to do so, pay a discretionary bonus for each such period in an amount that the Company may choose in its sole discretion.

Stock Incentive Plan. Liberman Broadcasting may grant Ms. Tuller an option to purchase shares of Liberman Broadcasting’s Class A common stock representing, on a fully diluted basis as of the date of the grant, a maximum of four tenths of one percent (0.4%) of the outstanding shares of Liberman Broadcasting’s common stock. If the Agreement is extended and Ms. Tuller has remained in the position of Chief Financial Officer and performed all material obligations under the Agreement, the option shall vest and become exercisable in four equal annual installments of one tenth of one percent (0.1%) on June 30 of each calendar year during the term of the Agreement, commencing on June 30, 2013. Such option and any grant will be subject to the terms and conditions generally applicable to option grants under Liberman Broadcasting’s Stock Incentive Plan.

Payments on Termination. If Ms. Tullers’s employment is terminated for “cause,” as defined in the Agreement, or as a result of disability or death, Ms. Tuller will be entitled to salary and bonuses previously earned and vested and any unreimbursed expenses at the time of such termination. However, if Holdings terminates the Agreement because of Ms. Tuller’s willful refusal to comply with the reasonable requests of the Chief Operating Officer or President, Holdings may, in its sole discretion, pay Ms. Tuller a severance payment in an amount equal to sixty (60) days of Ms. Tuller’s then current salary, less taxes and withholdings, which amount currently equals $45,833, less taxes and withholdings.

If Ms. Tuller’s employment is terminated without “cause,” Ms. Tuller will be entitled to salary and bonuses previously earned and vested and any unreimbursed expenses at the time of such termination plus (a) if such termination occurs after six (6) months of employment, an amount equal to six (6) months of Ms. Tuller’s current salary, which equals $137,500, (b) if such termination occurs after nine (9) months of employment, an amount equal to nine (9) months of Ms. Tuller’s current salary, which equals $206,250, or (c) if such termination occurs after one (1) year of employment, an amount equal to one (1) year of Ms. Tuller’s then current salary. In addition, Ms. Tuller would be entitled to exercise any options that have vested at the time of termination during the periods and in accordance with the terms of Liberman Broadcasting’s option plan.

The foregoing description of Ms. Tuller’s terms of employment is qualified in its entirety by reference to the complete copy of the employment agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein.

The was no arrangement or understanding between Ms. Tuller and any other person pursuant to which Ms. Tuller was appointed Chief Financial Officer of the Company. There are no family relationships between Ms. Tuller and any director or executive officer of the Company, and Ms. Tuller has no direct or indirect material interest in any transaction required to be disclosed pursuant to Item 404(a) of Regulation S-K.

Item 9.01 Financial Statements and Exhibits

(d)	Exhibits

10.1	Employment Agreement, dated as of July 1, 2012, by and between LBI Media Holdings, Inc. and Blima Tuller.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, LBI Media Holdings, Inc. has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized, in the City of Burbank, State of California, on July 6, 2012.

LBI MEDIA HOLDINGS, INC.

By:	/s/ Lenard D. Liberman
Lenard D. Liberman
Chief Executive Officer, President and Secretary